UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 7, 2005

                          GAMMACAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    0-32835
                            (Commission File Number)

                                   33-0956433
                       (IRS Employer Identification No.)

                  11BEN GURION ST., 54100 GIVAT SHMUEL, ISRAEL
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code 972 3 5774475

                          SAN JOSE INTERNATIONAL, INC.
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

On January 7, 2005, each of Gammacan International, Inc. and our subsidiary, Gammacan, Ltd., appointed Jean-Pierre Elisha Martinez as a member of such company's Board of Directors. Mr. Martinez, age 53, is a biomedical researcher at the Tel-Aviv University, specializing in cellular engineering and bio-fluid dynamics. From September 1999 through November 2004, Mr. Martinez was a researcher and lecturer at Tel Aviv University as a PhD student, with a focus on Cellular Engineering (human cells) and Bio-fluid dynamics in physiology and pathology. From March 2002 to August 2002, Mr. Martinez was a Consultant for "Barnev", for the development of biological binding methods of electronic devices to human tissues. From October 2001 to August 2002, he worked on marketing initiatives for Statice Sante SA (France). From February 2001to April 2001, Mr. Martinez was a consultant for Paper Power Ltd. for medical applications. From September 1999 to October 2001, he was project manager at Slo-Flo Ltd., for the development of an intra-vaginal delivery device and from March 1999 to July 2001, Mr. Martinez was project manager and integrator at "Meduck" for multi-disciplinary medical instrumentation. Mr. Martinez headed the R&D department and was a director of Elcam Plastics, a world leader in medical disposables.

On January 7, 2005, Gammacan International, Inc. accepted the resignation of David Stephens as a member of our Board of Directors. Also on that date, our subsidiary, Gammacan, Ltd. accepted the resignation of Miriam Sani. Both resignations were effective as of January 7, 2005.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Not applicable.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GAMMACAN INTERNATIONAL, INC.

                                     /s/ DAN J. GELVAN
                                     -----------------------
                                     Dan J. Gelvan,
                                     Chief Executive Officer


                                     Date: January 10, 2005